UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2009

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia		125124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2008, CTC Media, Inc. (the “Company”) filed a Current Report on Form 8-K announcing that the Company entered into a separation agreement (the “Separation Agreement”) with Vladimir Khanumyan pursuant to which Mr. Khanumyan, effective as of October 1, 2008, stepped down as Chief Operating Officer of the Company to pursue other professional opportunities.

On January 15, 2009, the Company and Mr. Khanumyan entered into Amendment No. 1 to the Separation Agreement (the “Amendment”).  The Amendment extends the period during which Mr. Khanumyan may exercise his vested stock options from June 29, 2009 to December 31, 2010.

The description of the material terms of the Amendment is qualified in its entirety by the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

10.1	Amendment No. 1 to the Separation Agreement, dated as of January 15, 2009, between the Company and Vladimir Khanumyan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: January 20, 2009	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Separation Agreement, dated as of January 15, 2009, between the Company and Vladimir Khanumyan